PRESS RELEASE	FOR IMMEDIATE RELEASE
January 14, 2025

Five Star Bancorp Announces Fourth Quarter 2024
Earnings Release Date and Webcast

RANCHO CORDOVA, CA January 14, 2025 (GLOBE NEWSWIRE) — Five Star Bancorp (Nasdaq: FSBC) (“Five Star” or the “Company”), a holding company that operates through its wholly owned banking subsidiary, Five Star Bank (the “Bank”), expects to report its financial results for the quarter and year ended December 31, 2024, after the stock market closes on Monday, January 27, 2025.

Management will host a live webcast for analysts and investors to review this information at 1:00 PM ET (10:00 AM PT) on January 28, 2025.

The live webcast will be accessible from the “News & Events” section of the Company’s website under “Events” at https://investors.fivestarbank.com/news-events/events. Please pre-register for the event using this link. The webcast will be archived on the Company’s website for a period of 90 days.

About Five Star Bancorp
Five Star is a bank holding company headquartered in Rancho Cordova, California. Five Star operates through its wholly owned banking subsidiary, Five Star Bank. The Bank has eight branches in Northern California. For more information, visit https://www.fivestarbank.com.

Investor Contact:
Heather C. Luck, Chief Financial Officer
Five Star Bancorp
(916) 626-5008
hluck@fivestarbank.com

Media Contact:
Shelley R. Wetton, Chief Marketing Officer
Five Star Bancorp
(916) 284-7827
swetton@fivestarbank.com